Exhibit 16.1

May 22, 2008

U. S. Securities and Exchange Commission
Division of Corporate Finance
100 F Street, NE
Washington, DC  20549

Commissioners:

We have read Dr. Tattoff, Inc.’s statements included under Item 4.01 of its Form 8-K filed on May 22, 2008, and we agree with such statements concerning our firm.

Sincerely,

/s/ Jewett, Schwartz, Wolfe & Associates

Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida